State of Delaware
      Secretary of State
   Division of Corporations
Delivered 09:03 AM 01/11/2008
  FILED 08:45 AM 01/11/2008
 SRV 080033855 - 3492006 FILE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      DOCUMENT CAPTURE TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION


The undersigned hereby certifies that:

ONE: He is the duly elected and acting Chief Executive Officer of said corporation.

TWO: The original Certificate of Incorporation of said corporation was filed with the Secretary of State of the State of Delaware on February 15, 2002 under its original name "BankEngine Technologies, Inc."

THREE: The Certificate of Incorporation of said corporation shall be restated to read in full as follows:

   "FIRST: The name of the corporation is Document Capture Technologies, Inc. (the "Corporation").

   SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH: The aggregate number of shares which the Corporation is authorized to issue is fifty-two million (52,000,000), divided into classes as follows:

               A. Fifty million (50,000,000) shares of common stock, $.001 par value per share (hereinafter called the "Common Stock"), divided into two classes as follows;

               B. Two million (2,000,000) shares of preferred stock, $.001 par value per share, to be issued in series (the "Preferred Stock").

               The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the
               Corporation: The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions

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               herein set forth, before the issuance of any shares of a
               particular series, the number, designations and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Delaware General Corporation Law.

               Upon the effectiveness (the "Split Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence, each ten (10) shares of the Common Stock issued and outstanding as of the date and time immediately preceding April 2, 2004, the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than
               0.5. No shareholders will receive cash in lieu of fractional shares.

   FIFTH: The Board of Directors does hereby established a series of authorized preferred stock having a par value of $.001 per share, which series shall consist of sixty thousand (60,000) shares and be designated as "Series A Convertible Preferred Stock," and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

               Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 60,000 (which shall not be subject to increase without the consent of the holders of a majority of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS")). Each share of Preferred Stock shall have a par value of $.001 per share and a stated value equal to the sum of $100

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               plus all accrued and unpaid dividends to the date of
               determination to the extent not previously paid in cash or common stock, par value $.001 per share ("COMMON STOCK") of the Corporation in accordance with the terms hereof (the "STATED VALUE").

               Section 2. DIVIDENDS.

                    (a) Holders shall be entitled to receive, out of funds
               legally available therefor, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5% per annum, payable semiannually on July 1 and January 1, beginning with the first such date after the Original Issue Date (as defined in Section 7) and on any Conversion Date (as defined herein) for such share ("DIVIDEND PAYMENT DATE"), in cash, by accretion of the Stated Value or in shares of Common Stock. Subject to the terms and conditions herein, the decision whether to accrete dividends hereunder to the Stated Value, to pay for dividends in cash or in shares of Common Stock shall be at the discretion of the Corporation. The Corporation shall provide the Holders written notice of its intention to accrete dividends hereunder to the Stated Value or pay dividends in cash or shares of Common Stock not less than ten days prior to each Dividend Payment Date for so long as shares of Preferred Stock are outstanding (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed (if permitted hereunder) an election by the Corporation to accrete dividends hereunder to the Stated Value. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. In the event the Corporation elects to pay all or some of the dividends in shares of Common Stock, the shares of Common Stock to be delivered to the Holders shall be valued at the lower of (i) the then-current Conversion Price (as defined in Section 5(c)), and (ii) 85% of the Fifteen-Day VWAP on the Dividend Payment Date.

                    (b) Notwithstanding anything to the contrary contained
               herein, the Corporation must pay dividends in cash if:

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                         (i) the number of shares of Common Stock (as defined in
               Section 7) at the time authorized, unissued and unreserved for all purposes is insufficient to accrete such dividends to the Stated Value and permit conversion in full of all outstanding Stated Value;

                         (ii) after the Effective Date (as defined in Section
               7), Underlying Shares (as defined in Section 7) (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement (as defined in Section 7) and (y) may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act (as defined in Section 7), as determined by counsel to the Corporation pursuant to a written opinion letter, addressed to the Corporation's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the Corporation is permitted and elects to pay dividends in shares of Common Stock under this clause (ii) prior to the Effective Date and thereafter an Underlying Shares Registration Statement shall be declared effective by the Commission (as defined in Section 7), the Corporation shall, within three Trading Days after the date of such declaration of effectiveness, exchange such Underlying Shares for shares of Common Stock that are free of restrictive legends of any kind); or

                         (iii) the accretion of such dividends to the Stated
               Value and subsequent conversions of all then outstanding Stated Value would result in a violation of Section 5(a)(iv).

               Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise PARI PASSU with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

               Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full

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

               such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Change of Control Transaction shall be treated as a Liquidation within the meaning of this Section 4; PROVIDED, HOWEVER, that each Holder shall have the right to elect the benefits of the provisions of Section 5 hereof in lieu of receiving payment in Liquidation pursuant to this Section 4. Each Holder shall notify the Corporation in advance of its election to obtain the benefits of this Section 4 or of Section 5, which notification shall be given not later than a date specified in writing to each Holder by the Corporation to be at least five (5) days prior to the payment date. If a Holder fails to make any election, the Holder shall be deemed to have elected the benefits of this Section 4. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

               Section 5. CONVERSION.

                    (a) (i) CONVERSIONS AT OPTION OF HOLDER. Each share of
               Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iv)) at the Conversion Ratio (as defined in Section 7), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as EXHIBIT A (a "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

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


                         (ii) CONVERSIONS AT OPTION OF COMPANY. If, on any date
               after the one-year anniversary of the Original Issue Date, (A) the closing Market Price (as defined in Section 7) for a share of Common Stock for ten (10) consecutive trading days equals at least $4.00 (subject to adjustment for the events described in Section 5(c)(ii)) and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Corporation shall have the right, at its option, to convert, subject to the terms and provisions of this Section 5, all, but not less than all, of the outstanding shares of Preferred Stock at the Conversion Ratio; provided that the Underlying Shares Registration Statement shall be effective at all times during such 10-day period and during the 30-day notice period described in the next sentence. Thirty (30) days prior written notice by the Corporation that the Corporation elects to convert such shares of Preferred Stock pursuant to this Section 5(a)(ii) shall be given to the Holders, such notice to set forth the date of conversion pursuant to this Section 5(a)(ii) and to be addressed to each such holder at its address as shown in the records of the Corporation. Upon receipt of such notice from the Corporation, each holder of shares of Preferred Stock shall promptly surrender to the Corporation certificates representing the shares of Preferred Stock to be converted at any time during usual business hours at its principal place of business maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Preferred Stock), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative.

                         (iii) [intentionally omitted]

                         (iv) CERTAIN CONVERSION RESTRICTIONS.

                              (A) A Holder may not convert shares of Preferred
               Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 7) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and

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

               obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

                              (B) A Holder may not convert shares of Preferred
               Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

                    (b) (i) DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than five Trading Days after each Conversion Date (the "SHARE DELIVERY DATE"), the Corporation will deliver to the Holder (A) a certificate or certificates which, after the Effective Date shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon the request of the Holder, cause any certificate or certificates required to be delivered by the Corporation hereunder to be transmitted by

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               the transfer agent of the Corporation to the Holder's prime broker with the Depository Trust Corporation through its Deposit Withdrawal Agent Commission (DWAC) system, if the Corporation's transfer agent is a participant in such system. The Corporation shall cause its transfer agent to be a participant in such system (or engage a new transfer agent which is a participant in such system) within 60 days after the Original Issue Date.

                         (ii) OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES.
               The Corporation's obligations to issue and deliver the certificates upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such certificates. In the event a Holder shall elect to convert shares of Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of the Preferred Stock subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue the certificates or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $100 per Trading Day (increasing to $200 per Trading Day six Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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                         (iii) COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY
               DELIVER CERTIFICATES UPON CONVERSION. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the applicable Share Delivery Date, and if after such Share Delivery Date and prior to any subsequent delivery of the certificates to Holders the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "BUY-IN"), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

                    (c) (i) The conversion price for each share of Preferred
               Stock (the "CONVERSION PRICE") shall be $1.00, subject to adjustment as provided herein.

                         (ii) If the Corporation, at any time while any shares
               of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or PARI PASSU securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by

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

               reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                         (iii) If the Corporation, at any time prior to the
               Effective Date while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

                         (iv) If, prior to the Effective Date, at any time while
               shares of Preferred Stock are outstanding the Corporation or any Subsidiary (with respect to Common Stock Equivalents) shall offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents at a price that is, at the issuance thereof, or at any later time due to adjustment, reset, additional issuances or otherwise, less than the Conversion Price, then the Conversion Price shall be adjusted with respect to all unconverted shares of Preferred Stock to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price. However, upon the expiration of any Common Stock Equivalent to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iv), if any such Common Stock Equivalent shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this
               Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise or conversion of such Common Stock Equivalents actually exercised or converted. A "COMMON STOCK EQUIVALENT" means any equity or equity equivalent securities (including debt or any other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) issued by the Corporation or a subsidiary thereof that provide the holder thereof to receive shares of Common Stock. The Corporation shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding anything in this Section to the contrary, the provisions of this Section shall not apply as a result of any shares of Common Stock or Common Stock Equivalents issued or to be issued pursuant to: (A) employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (B) the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization whereby the Corporation will own more than fifty (50%) of the voting power of such business segment of any such entity; (C) vendors or customers or to other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors; (D) corporate partnering transactions on terms approved by the Board of Directors; (E) the terms of any of the Corporation's preferred stock, warrants or other convertible securities outstanding on the date hereof; (F) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized which include an equity component which is not a major component of such borrowing; (G) a merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction that involves the Corporation, on the one hand, and any corporation or other entity that controls, directly or indirectly, the Corporation, on the other hand; or
               (H) other non-cash transactions.

                         (v) If the Corporation, at any time while shares of
               Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(v), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

               In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                         (vi) All calculations under this Section 5 shall be
               made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                         (vii) Whenever the Conversion Price is adjusted
               pursuant to Section 5(c)(ii),(iii), (iv) or (v) the Corporation shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                         (viii) In case of any reclassification of the Common
               Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                         (ix) In case of any merger or consolidation of the
               Corporation with or into another Person, or sale by the Corporation of more than one-half of the assets of the Corporation (on an as valued basis) in one or a series of related transactions, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. The rights set forth in this
               Section 5(c)(ix) shall not alter the rights of a Holder set forth in Section 7, provided, that, a Holder may only exercise the rights set forth in this Section 5(c)(ix) or the rights set forth in Section 7 with respect to a single event giving rise to such rights.

                         (x) If (a) the Corporation shall declare a dividend (or
               any other distribution) on the Common Stock, (b) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                         (d) The Corporation covenants that it will at all times
               reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                         (e) Upon a conversion hereunder the Corporation shall
               not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

                         (f) The issuance of certificates for Common Stock on
               conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

                         (g) Shares of Preferred Stock converted into Common
               Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

                         (h) Any and all notices or other communications or
               deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Corporation addressed to 1772 Technology Drive, San Jose, California 95110, Facsimile No.: (408) 436-6151, attention Chief Executive Officer, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section at or prior to 5:00 p.m. (Eastern Time) (with confirmation of transmission) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date (with confirmation of transmission), (iii) the next Trading Day, if sent by a nationally recognized overnight courier service, or
               (iv) upon actual receipt by the party to whom such notice is required to be given.

               Section 6. REDEMPTION. On the date that is 36 months from the Original Issue Date (the "REDEMPTION DATE"), all of the outstanding Preferred Stock shall be redeemed for a per share redemption price equal to the Stated Value on the Redemption Date (the "REDEMPTION PRICE"). The Redemption Price is payable by the Corporation in cash or in shares of Common Stock at the Corporation's discretion and shall be paid within five Trading Days after the Redemption Date. In the event the Corporation elects to pay all or some of the Redemption Price in shares of Common Stock, the shares of Common Stock to be delivered to the Holders shall be valued at 85% of the Fifteen-Day VWAP on the

               Redemption Date. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

               Section 7.

               DEFINITIONS. For the purposes of this Article FIFTH, the following terms shall have the following meanings:

               "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of
               (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 40% of the voting securities of the Corporation, (ii) a replacement at one time or over time of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Corporation with or into another entity that is not wholly owned by the Corporation, consolidation or sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, or
               (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii) above.

               "COMMISSION" means the Securities and Exchange Commission.

               "COMMON STOCK" means the Corporation's common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

               "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value and the denominator of which is the Conversion Price at such time.

               "EFFECTIVE DATE" means the date that the Underlying Shares Registration Statement is declared effective by the Commission.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FIFTEEN-DAY VWAP" means, for any date, the average daily volume weighted Market Price for the fifteen consecutive Trading Days ending on the Trading Day immediately prior to the date for which such price is determined.

               "JUNIOR SECURITIES" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

               "MARKET PRICE" means, with respect to the Common Stock, as of the date of determination, (a) the closing price of the Common Stock on a national securities exchange or as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (b) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock in the U.S. over-the-counter market; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined by the Board of Directors (acting in good faith pursuant to the exercise of its fiduciary duties).

               "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

               "PER SHARE MARKET VALUE" means on any particular date (a) the lowest sale price for a share of the Common Stock (other than a sale by the Holder) on such date on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the lowest sale price of the Common Stock (other than a sale by the Holder) on the Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on a Subsequent Market, the lowest sale price of the Common Stock (other than a sale by the Holder) in the OTC, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

               "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

               "PURCHASE AGREEMENT" means the Convertible Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SUBSEQUENT MARKET" shall have the meaning set forth in the Purchase Agreement.

               "TRADING DAY" means (a) a day on which the Common Stock is traded on a Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Subsequent Market, a day on which the Common Stock is traded in the over the counter market, as reported by the OTC, or
               (c) if the Common Stock is not quoted on the OTC, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
               (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

               "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

               "UNDERLYING SHARES" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

               "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the Holder, who shall be named as a "selling stockholder" thereunder.

               SIXTH: The Board of Directors does hereby establish a series of authorized preferred stock having a par value of $.001 per share, which series shall consist of thirty thousand (30,000) shares and be designated as "Series B Convertible Preferred Stock," and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

               Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 30,000 (which shall not be subject to increase without the consent of the holders of a majority of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS")). Each share of Preferred Stock shall have a par value of $.001 per share and a stated value equal to the sum of $100 of the Corporation in accordance with the terms hereof (the "STATED VALUE").

               Section 2. INTENTIONALLY LEFT BLANK.

               Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise PARI passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

               Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share after distribution or payment to the holders of the Corporation's then outstanding shares of Series A

               Preferred Stock, if any, but before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Change of Control Transaction shall be treated as a Liquidation within the meaning of this Section 4; PROVIDED, HOWEVER, that each Holder shall have the right to elect the benefits of the provisions of Section 5 hereof in lieu of receiving payment in Liquidation pursuant to this Section 4. Each Holder shall notify the Corporation in advance of its election to obtain the benefits of this Section 4 or of Section 5, which notification shall be given not later than a date specified in writing to each Holder by the Corporation to be at least five (5) days prior to the payment date. If a Holder fails to make any election, the Holder shall be deemed to have elected the benefits of this Section 4. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

               Section 5. CONVERSION.

               (a) (i) CONVERSIONS AT OPTION OF HOLDER. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iv)) at the Conversion Ratio (as defined in Section 7), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as EXHIBIT A (a "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

                    (ii) CONVERSIONS AT OPTION OF COMPANY. If, on any date after the one-year anniversary of the Original Issue Date, (A) the closing Market Price (as defined in Section 7) for a share of Common Stock for ten (10) consecutive trading days equals at least $4.00 (subject to adjustment for the events described in Section 5(c)(ii)) and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Corporation shall have the right, at its option, to convert, subject to the terms and provisions of this Section 5, all, but not less than all, of the outstanding shares of Preferred Stock at the Conversion Ratio; provided that the Underlying Shares Registration Statement shall be effective at all times during such 10-day period and during the 30-day notice period described in the next sentence. Thirty (30) days prior written notice by the Corporation that the Corporation elects to convert such shares of Preferred Stock pursuant to this Section 5(a)(ii) shall be given to the Holders, such notice to set forth the date of conversion pursuant to this Section 5(a)(ii) and to be addressed to each such holder at its address as shown in the records of the Corporation. Upon receipt of such notice from the Corporation, each holder of shares of Preferred Stock shall promptly surrender to the Corporation certificates representing the shares of Preferred Stock to be converted at any time during usual business hours at its principal place of business maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Preferred Stock), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative.

                    (iii) [intentionally omitted]

                    (iv) CERTAIN CONVERSION RESTRICTIONS.

                         (A) A Holder may not convert shares of Preferred Stock
               hereunder to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 7) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

                         (B) A Holder may not convert shares of Preferred Stock
               hereunder to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

                    (b) (i) DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than five Trading Days after each Conversion Date (the "SHARE DELIVERY DATE"), the Corporation will deliver to the Holder a certificate or certificates which, after the Effective Date shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock. After the Effective Date, the Corporation shall, upon the request of the Holder, cause any certificate or certificates required to be delivered by the Corporation hereunder to be transmitted by the transfer agent of the Corporation to the Holder's prime broker with the Depository Trust Corporation through its Deposit Withdrawal Agent Commission (DWAC) system, if the Corporation's transfer agent is a participant in such system. The Corporation shall cause its transfer agent to be a participant in such system (or engage a new transfer agent which is a participant in such system) within 60 days after the Original Issue Date.

                         (ii) OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES.
               The Corporation's obligations to issue and deliver the certificates upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such certificates. In the event a Holder shall elect to convert shares of Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of the Preferred Stock subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue the certificates or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $100 per Trading Day (increasing to $200 per Trading Day six Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                         (iii) COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY
               DELIVER CERTIFICATES UPON CONVERSION. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the applicable Share Delivery Date, and if after such Share Delivery Date and prior to any subsequent delivery of the certificates to Holders the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "BUY-IN"), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

                    (c) (i) The conversion price for each share of Preferred
               Stock (the "CONVERSION PRICE") shall be $1.00, subject to adjustment as provided herein.

                         (ii) If the Corporation, at any time while any shares
               of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or PARI PASSU securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock

               (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                         (iii) If the Corporation, at any time prior to the
               Effective Date while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

                         (iv) If at any time prior to the twelve (12) month
               period after the Effective Date if any shares of Preferred Stock are outstanding, the Corporation or any Subsidiary (with respect to Common Stock Equivalents) shall offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents at a price that is, at the issuance thereof, or at any later time due to adjustment, reset, additional issuances or otherwise, less than the Conversion Price, then the Conversion Price shall be adjusted with respect to all unconverted shares of Preferred Stock to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price. However, upon the expiration of any Common Stock Equivalent to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iv), if any such Common Stock Equivalent shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise or conversion of such Common Stock Equivalents actually exercised or converted. A "COMMON STOCK EQUIVALENT" means any equity or equity equivalent securities (including debt or any other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) issued by the Corporation or a subsidiary thereof that provide the holder thereof to receive shares of Common Stock. The Corporation shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding anything in this Section to the contrary, the provisions of this Section shall not apply as a result of any shares of Common Stock or Common Stock Equivalents issued or to be issued pursuant to:
               (A) employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (B) the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization whereby the Corporation will own more than fifty (50%) of the voting power of such business segment of any such entity; (C) vendors or customers or to other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors; (D) corporate partnering transactions on terms approved by the Board of Directors; (E) the terms of any of the Corporation's preferred stock, warrants or other convertible securities outstanding on the date hereof; (F) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized which include an equity component which is not a major component of such borrowing; (G) a merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction that involves the Corporation, on the one hand, and any corporation or other entity that controls, directly or indirectly, the Corporation, on the other hand; or (H) other non-cash transactions.

                         (v) If the Corporation, at any time while shares of
               Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(v), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                         (vi) All calculations under this Section 5 shall be
               made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                         (vii) Whenever the Conversion Price is adjusted
               pursuant to Section 5(c)(ii),(iii), (iv) or (v) the Corporation shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                         (viii) In case of any reclassification of the Common
               Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                         (ix) In case of any merger or consolidation of the
               Corporation with or into another Person, or sale by the Corporation of more than one-half of the assets of the Corporation (on an as valued basis) in one or a series of related transactions, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. The rights set forth in this Section 5(c)(ix) shall not alter the rights of a Holder set forth in Section 7, provided, that, a Holder may only exercise the rights set forth in this Section 5(c)(ix) or the rights set forth in Section 7 with respect to a single event giving rise to such rights.

                         (x) If (a) the Corporation shall declare a dividend (or
               any other distribution) on the Common Stock, (b) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                         (d) The Corporation covenants that it will at all times
               reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                         (e) Upon a conversion hereunder the Corporation shall
               not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

                         (f) The issuance of certificates for Common Stock on
               conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

                         (g) Shares of Preferred Stock converted into Common
               Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

                         (h) Any and all notices or other communications or
               deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Corporation addressed to 1772 Technology Drive, San Jose, California 95110, Facsimile No.: (408) 436-6151, attention Chief Executive Officer, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section at or prior to 5:00 p.m. (Eastern Time) (with confirmation of transmission) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date (with confirmation of transmission), (iii) the next Trading Day, if sent by a nationally recognized overnight courier service, or
               (iv) upon actual receipt by the party to whom such notice is required to be given.

               Section 6. REDEMPTION. On the date that is 36 months from the Original Issue Date (the "REDEMPTION Date"), all of the outstanding Preferred Stock shall be redeemed for a per share redemption price equal to the Stated Value on the Redemption Date (the "REDEMPTION PRICE"). The Redemption Price is payable by the Corporation in cash or in shares of Common Stock at the Corporation's discretion and shall be paid within five Trading Days after the Redemption Date. In the event the Corporation elects to pay all or some of the Redemption Price in shares of Common Stock, the shares of Common Stock to be delivered to the Holders shall be valued at 85% of the Fifteen-Day VWAP on the Redemption Date. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

               Section 7.

               DEFINITIONS. For the purposes if this Article SIXTH, the following terms shall have the following meanings:

               "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of
               (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 40% of the voting securities of the Corporation, (ii) a replacement at one time or over time of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Corporation with or into another entity that is not wholly owned by the Corporation, consolidation or sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, or
               (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii) above.

               "COMMISSION" means the Securities and Exchange Commission.

               "COMMON STOCK" means the Corporation's common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

               "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value and the denominator of which is the Conversion Price at such time.

               "EFFECTIVE DATE" means the date that the Underlying Shares Registration Statement is declared effective by the Commission.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FIFTEEN-DAY VWAP" means, for any date, the average daily volume weighted Market Price for the fifteen consecutive Trading Days ending on the Trading Day immediately prior to the date for which such price is determined.

               "JUNIOR SECURITIES" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

               "MARKET PRICE" means, with respect to the Common Stock, as of the date of determination, (a) the closing price of the Common Stock on a national securities exchange or as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (b) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock in the U.S. over-the-counter market; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined by the Board of Directors (acting in good faith pursuant to the exercise of its fiduciary duties).

               "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

               "PER SHARE MARKET VALUE" means on any particular date (a) the lowest sale price for a share of the Common Stock (other than a sale by the Holder) on such date on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the lowest sale price of the Common Stock (other than a sale by the Holder) on the Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on a Subsequent Market, the lowest sale price of the Common Stock (other than a sale by the Holder) in the OTC, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

               "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

               "PURCHASE AGREEMENT" means the Convertible Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SUBSEQUENT MARKET" shall have the meaning set forth in the Purchase Agreement.

               "TRADING DAY" means (a) a day on which the Common Stock is traded on a Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Subsequent Market, a day on which the Common Stock is traded in the over the counter market, as reported by the OTC, or
               (c) if the Common Stock is not quoted on the OTC, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
               (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

               "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

               "UNDERLYING SHARES" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

               "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the Holder, who shall be named as a "selling stockholder" thereunder.

   SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

   EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

FOUR: The foregoing restatement has been approved by the Board of Directors of said corporation and was duly adopted in accordance with Section 245 of the Delaware General Corporation Law. The foregoing restatement only restates and integrates and does not further amend the provisions of said corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the foregoing restatement.

The undersigned further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this restated Certificate of Incorporation are true and correct of their own knowledge.

         IN WITNESS WHEREOF, the undersigned has executed this restated Certificate of Incorporation on January 8, 2008.



                                                        ------------------------
                                                        Darwin Hu
                                                        Chief Executive Officer